UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: May 2, 2019

SMARTFINANCIAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Tennessee	333-203449	62-1173944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600 Knoxville, Tennessee		37919
(Address of Principal Executive Offices)		(Zip Code)

(865-453-2650)
(Registrant’s telephone number, including area code) N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	SMBK	The Nasdaq Stock Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On May 2, 2019, C. Bryan Johnson (“Mr. Johnson”) submitted to SmartFinancial, Inc. (the “Company”) notice of his intent to resign from his position as Chief Financial Officer of the Company and its wholly owned bank subsidiary, SmartBank, effective May 31, 2019.

(c)    On May 3, 2019, the Board of Directors of the Company appointed Ronald J. Gorczynski (“Mr. Gorczynski”) to succeed Mr. Johnson as Chief Financial Officer of the Company. Mr. Gorczynski will also serve as Chief Financial Officer of SmartBank.

Mr. Gorczynski, age 53, has served as Chief Administrative Officer of the Company since May 2018. He was previously employed by Pinnacle Financial Partners, Inc. from June 2017 to March 2018 following its acquisition of BNC Bancorp in June 2017, and previously served as Executive Vice President and Chief Accounting Officer of BNC Bancorp and its bank subsidiary, Bank of North Carolina, from July 2013 to June 2017. Prior to July 2013, Mr. Gorczynski served as Senior Vice President and Managing Director of Accounting and Financial Reporting for BNC Bancorp and Bank of North Carolina, which he joined in 2009. Before joining Bank of North Carolina, Mr. Gorczynski served as the Chief Financial Officer of Square 1 Bank in Durham, North Carolina.

(e)    On May 2, 2019, the Company, SmartBank, and Mr. Johnson entered into an Executive Severance Agreement and Release of Claims (the “Severance Agreement”). The Severance Agreement generally provides for Mr. Johnson to continue forward in his role as Chief Financial Officer of the Company and SmartBank through May 31, 2019 (the “Separation Date”), and to continue to receive his current compensation and benefits through the Separation Date. Unless Mr. Johnson resigns, or his employment is terminated by the Company for “cause” (as defined in the Severance Agreement), prior to the Separation Date, and subject to Mr. Johnson executing a release of claims covering matters through the Separation Date, Mr. Johnson will be entitled to receive a lump sum severance payment of $125,000 and health insurance continuation coverage for up to six months. Mr. Johnson is also entitled under the Severance Agreement to a payment of approximately $10,193 in respect of accrued paid time off.

The foregoing description of the Severance Agreement is not complete and is qualified in its entirety by reference to the full text of the Severance Agreement, a copy which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.        Description of Exhibit

10.1Executive Severance Agreement and Release of Claims dated May 2, 2019, by and among SmartFinancial, Inc., SmartBank, and C. Bryan Johnson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.

Date: May 6, 2019
/s/ William Y. Carroll Jr.
William Y. Carroll, Jr.
President and Chief Executive Officer

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